Exhibit 23.1

广东宝臻会计师事务所（普通合伙）

Ste.2201, Yuehai Financial Center,21 Zhujiang

West Rd., Guangzhou, Guangdong

广东省广州市天河区珠江西路 21 号

粤海金融中心 2201室

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Starlink AI Acquisition Corporation on Form S-1 of our report dated November 7, 2025, which includes an explanatory paragraph relating to Starlink AI Acquisition Corporation’s ability to continue as a going concern, relating to the financial statements of Starlink AI Acquisition Corporation as of September 30, 2025 and for the period from September 29, 2025 (inception) through September 30, 2025 appearing in this Registration Statement on Form S-1 of Starlink AI Acquisition Corporation for the period ended September 30, 2025. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Guangdong Prouden CPAs GP

Guangdong Prouden CPAs GP

Guangzhou, China

January 22, 2026